EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Healthcare Acquisition Partners Corp.

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 29, 2005, on our audit of the financial statements of Healthcare Acquisition Partners Corp. for the period from August 15, 2005 (inception) through September 15, 2005.

/s/ Miller Ellin and Company LLP
Miller Ellin and Company LLP

New York, New York

December 7, 2005